UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2007
Date of Report (Date of earliest event reported)

PLAYBOX (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44(0) 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement

On December 14, 2007, Playbox (US) Inc. (“We” or the “Company”) entered into an executive employment agreement (the “Executive Employment Agreement”) with Mr. Henry (Harry) C. Maloney with respect to the appointment of Mr. Maloney as an executive officer of the Company. The following summary of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K..

Pursuant to the terms of the Executive Employment Agreement, Mr. Maloney will serve as our Director of Business Strategy. Mr. Maloney will perform such duties and responsibilities as set out in the Executive Employment Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in an executive position. Mr. Maloney will report directly to our board of directors. A more detailed description of Mr. Maloney’s duties and responsibilities is attached as Schedule “A” to the Executive Employment Agreement. Mr. Maloney will report directly to our board of directors. Mr. Maloney has agreed to devote his best efforts, skills, judgement and abilities to the performance of his duties and responsibilities, on a full-time basis to the business of the Company. Mr. Maloney will be based in our principal office in London, England.

Pursuant to the terms of the Executive Employment Agreement, Mr. Maloney has also entered into a Confidentiality Agreement with the Company, a form of which is attached as Schedule “B” to the Executive Employment Agreement.

In consideration for Mr. Maloney’s services, we have agreed to:

  pay Mr. Maloney an annual salary in the amount of 50,000 GBP (the “Annual Salary”), payable in equal monthly instalments, on the 28th day of each month, subject to the usual statutory source deductions, including income tax and other deductions required by the applicable government legislation. Provided that the Executive Employment Agreement is still in effect at the end of the first year of employment, the Annual Salary shall be increased to 60,000 GBP in the second year of Mr. Maloney’s employment.

  within 120 days of the end of each fiscal year, pay Mr. Maloney an annual performance bonus (the “Bonus”) based on 100% of the Annual Salary, subject to the Company achieving its proposed budget for the relevant fiscal year, which Bonus will be calculated on a pro rata basis should the Executive Employment Agreement be terminated prior to the end of the said fiscal year.

  issue to Mr. Maloney stock options of up to 5% of the number of shares of common stock of the Company outstanding as at the date of grant, at an exercise price of US$0.25 per share, in accordance with the terms and conditions of the Stock Option Plan and Option Certificate attached as Schedule “D” to the Executive Employment Agreement.

  provide Mr. Maloney a vehicle or cash payment equivalent to 750 GBP per month plus all costs associated with running a vehicle.

  provide Mr. Maloney private health insurance cover and life insurance coverage up to a sum of £500,000.

In addition, we have agreed to reimburse Mr. Maloney for all expenses incurred by Mr. Maloney relating to the performance of his duties and responsibilities to the Company substantiated by written expense accounts of not more than £5,000 per written expense receipt and not more than £10,000 in aggregate monthly expenses.

The term of Mr. Maloney’s employment shall commence from14th December 2007 (the “Commencement Date”) and will continue in perpetuity thereafter, subject to the terms of the Executive Employment Agreement. The termination of the Executive Employment Agreement by both parties with or without cause is as set out in Section 5 of the Executive Employment Agreement, which includes, without limitation, the Company’s ability to terminate for “just cause”, as defined in the Executive Employment Agreement. We will be entitled to terminate the Executive Employment Agreement without cause upon delivery of two month’s advance notice of termination. If we terminate the Executive Employment Agreement without just cause or if Mr. Maloney terminates the Executive Employment Agreement for “good reason”, as defined in the Executive Employment Agreement, we will be obligated to pay to Mr. Maloney an amount of 20,000GBP, in addition to unpaid or accrued salary and bonus payments to the date of termination. Additional provisions relating to the termination of the Executive Employment Agreement are as set out in Schedule “C” of the Executive Employment Agreement.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Compensatory Arrangements of Certain Officers

We have entered into an executive employment agreement with Mr. Henry (Harry) C. Maloney, as described above in Item 1.01 of this Current Report on Form 8-K, whereby Mr. Maloney will serve as an executive officer of the Company with the title “Director of Business Strategy”. In addition, Mr. Maloney has been appointed as one of our directors effective December 14, 2007.

The appointment of Mr. Maloney as a director and as an executive officer of the Company was approved by written consent resolutions of the board of directors of the Company on December 14, 2007. Following the appointment of Mr. Maloney, the Company’s current directors and officers are as follows:

	Name of Director:	Office:

1.	Robert Burden	President, Chief Executive Officer, Chief
Financial Officer, Treasurer and Secretary

2.	Henry (Harry) C. Maloney	Director of Business Strategy

Mr Maloney has worked in the UK music industry during the past 30 years, and during most of this time in executive positions. As Cchairman of a multi-national music company, Apex Entertainment Group, during the period from 1997 to 2003 he made a number of acquisitions in the entertainment industry. From 1993 to 1997, Mr Maloney was commercial director for BMG Record, where he delivered five new business areas to the company and delivered 40% of the company’s profits, including catalogue exploitations of acts such as Annie Lennox, Take That and Elvis Presley. BMG’s Commercial Division grew under Mr. Maloney’s guidance to a turnover approaching US $28m. Recently, Mr. Maloney was the interim director of independent services at BPI (the British Record Industry’s Trade Association) from 2003 to 2006. Mr. Maloney was appointed as a director of BPI in July 2006 and continues to act as a director of BPI. In addition, Mr. Maloney has acted as an independent business advisor to a number of businesses in the United Kingdom entertainment industry from 2003 to present alongside his positions with BPI.

SECTION 8 – OTHER EVENTS

Item 8.01          Other Events

The Company has entered into a letter of intent (the “Letter of Intent”) dated December 14, 2007 for the proposed acquisition of 100% of the issued capital of U.K based Delta Leisure Group Plc ("Delta") an established distributor of an extensive catalogue of major music CD's, DVD's and video's throughout the UK and Europe. This Letter of Intent is between the Company and the shareholders of Delta and summarizes the basis on which the parties are prepared to negotiate with a view to entering into a binding definitive agreement for the completion of the acquisition (the “Definitive Agreement”). Neither party will be bound to complete the acquisition until such time as the Definitive Agreement has been negotiated and executed among the parties. The Letter of Intent does not create any binding contracts, agreements or obligations other than expressly provided therein.

Pursuant to the terms of the Letter of Intent, it is contemplated that PlayBOX will acquire 100% of the issued capital of Delta for a combination of cash and stock. The completion of the transaction is subject to, inter alia, completion of satisfactory due diligence by Playbox; the execution of a formal share purchase agreement; the receipt of all necessary approvals; and the completion by Playbox of a minimum of $7m of debt or equity financing, which funds will be used to pay the cash component of the acquisition and provide working capital to allow Playbox to execute on its business plan.

Delta, whose registered office is in Orpington, UK, holds 75% of the shares in Delta Music Limited. Delta Music Limited, has two subsidiaries: Delta Home Entertainment Ltd., and Delta Music Merchandising Ltd. Since its inception in 1993, the Delta group of companies (the "Group") has become one of the most recognized manufacturers and distributors of entertainment products in the UK with client distribution outlets including Universal, Asda, Tesco, Aldi, Sit-Up TV, TK Maxx, Toys-R-Us and Sainsbury's. In addition, Delta Music Limited was an early mover in the growing on-line digital download industry.

There is no assurance that any definitive acquisition agreement will be entered into. Further, there is no assurance that Playbox will be able to raise the financing necessary to enable it to complete the acquisition, even if a definitive acquisition agreement is entered into.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro forma Financial Information.

Not applicable.

(c)          Shell Company Transaction.

Not applicable.

(d)          Exhibits.

Exhibit	Description

10.1	Executive Employment Agreement between the Company and Henry (Harry) C. Maloney dated December 14, 2007

99.1	Press Release dated December 14, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOX (US) INC.

Date: December 20, 2007	By:	/s/ Harry C. Maloney
Harry C. Maloney
Director